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                                                                    EXHIBIT 10.1

                               SALT UNION LIMITED

   Astbury House - Bradford Road - Winsford - Cheshire United Kingdom CW7 2PA
                      Tel: 44 1606 5965 - Fax: __________

                              DATED 27 OCTOBER 2006

                               SALT UNION LIMITED

                                     -and-

                                  DAVID GOADBY

                                SERVICE AGREEMENT

                        Registered in England No. 2654529
      Registered Office: Astbury House, Bradford Road, Winsford, Cheshire,
                             United Kingdom CW7 2PA

              A subsidiary of Compass Minerals International, Inc.

THIS AGREEMENT is made effective the 1ST NOVEMBER 2006 BETWEEN:

(1) Salt Union Limited whose registered office is situate at Astbury House, Bradford Road, Winsford, Cheshire, United Kingdom CW7 2PA and registered number is 2654529 (hereinafter called "the Company");

and

(2) David John Goadby of 7 Gorse Close, Norley, Near Warrington, Cheshire, WA6 SPY (hereinafter called "the Executive"),

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

1.1  In this Agreement:

"Associated Company"               means an associated company
                                   (within the meaning of section 416(1)
                                   Income and Corporation Taxes Act
                                   1988) of the Company
                                   "Associated Companies "shall be
                                   construed accordingly and this term
                                   will include the Parent and the
                                   Parent's subsidiaries;

"Board"                            means the Board of Directors from
                                   time to time of the Company;

"Collective Investment Scheme"     means collective investment scheme
                                   as defined in Section 235 of the
                                   Financial Services and Markets
                                   Act 2000;

"Control"                          means a holding of 51 percent or
                                   more of the issued voting share
                                   capital of the Company or any
                                   Associated Company;

"Defined Benefit Pension Scheme"   means the Salt Union Limited Defined
                                   Benefit Pension Scheme;

"Defined Contribution Plan"        means the Salt Union Limited
                                   Defined Contribution Pension
                                   Scheme;

"Employment"                       means the employment established
                                   by this Agreement;

"Parent"                           Compass Minerals International, Inc.
                                   (hereinafter "Compass Minerals");

"Personal Pension Scheme"          means the personal pension scheme
                                   designated by the Executive from time to
                                   time for the purposes of Clause 18 of this
                                   Agreement.

2.   APPOINTMENT AND TERM

2.1 The Company shall employ the Executive and the Executive shall serve the Company as Vice President Strategic Development.

2.2 The Executive's employment under this Agreement shall commence on 1 November 2006 and shall continue (subject to the provisions of Clause 2.3 and to the provisions for earlier termination hereinafter contained) unless and until terminated by either the Company giving to the Executive not less than six months prior notice in writing or by the Executive giving to the Company not less than six months prior notice in writing, provided that neither party shall be entitled to provide such notice until or after 2 November 2007, except that the Company may terminate under Section 15.1 below at any time on notice as provided in that section and the Executive may terminate his

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     employment at any time on ten (10) days notice if the Company is in serious breach of this Agreement.

2.3  If the Executive's employment terminates:

     (i) by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction; or

     (ii) as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation; or

     (iii) as part of any arrangement for the transfer of the whole or part of the undertaking of the Company to an Associated Company;

     and the Executive is offered employment as Vice President of any undertaking from such amalgamation or reconstruction by events described at
     (i) (ii) or (iii) above at a location in North West England or otherwise as is mutually agreeable to both the Executive and the Company on terms which, when taken as a whole, are no less favourable to the Executive than the terms of the Executive's Employment, the Executive will have no claim against the Company or any Associated Company, in respect of the termination of the Executive's employment by reason of the events described in(i) (ii) or (iii) of this clause.

2.4 In the event that a company other than the Parent or an Associated Company acquires Control of the Company, the Executive will be entitled to terminate this Agreement with immediate effect and upon such termination the Company shall compensate the Executive by paying him as liquidated damages in full and final settlement of any claims which he has against the Company by reason of the termination of this Agreement a sum equivalent to basic salary and Medical Insurance calculated over a twelve month period at the rate to which the Executive shall have been entitled immediately prior to that termination, plus an additional L150,000 (less any amount already paid pursuant to sub clause 10.2) (less such tax anD National Insurance contributions as may be properly deducted therefrom). The value of the Executive's benefits in kind shall be assessed on the Inland Revenue agreed scale then prevailing.

2.5 Any payment to the Executive on determination of this Agreement (whether accrued salary, holiday pay or otherwise) shall have deducted at source by the Company any income tax or employees National Insurance contributions which the Company is obliged to deduct.

3.   DUTIES

3.1 The Executive's duties shall be those of Vice President Strategic Development with an emphasis on strategic planning, internal growth initiatives, and external acquisition opportunities. The Board may from time to time impose on or assign to the Executive such reasonable duties as it may determine (including, where urgent business needs require, at short notice), provided always that such duties shall be commensurate with the Executive's position and status. The Executive shall devote the whole of his time and attention, abilities and skill during working hours to carrying out his duties, shall faithfully, efficiently and diligently perform such duties to promote the best interests of

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     the Company and any Associated Company and for that purpose shall exercise such powers consistent with the office to which he is appointed and also such powers as may from time to time be conferred on him by the Board. Executive's duties may or may not include serving as a "director" of the Company and/or Associated Companies and/or as chairman of Minosus Ltd. (as determined by the Company and/or the Parent from time to time).

3.2 The Executive shall obey the reasonable and lawful restrictions, directions, rules or the regulations given to him by the Company or from time to time established or laid down by the Company concerning its employees.

3.3 The Executive shall at all times promptly give to the Company (in writing if so requested) all such information and explanations as it may require in connection with matters relating to the Employment or with the business of the Company or any Associated Company.

3.4 In pursuance of his duties hereunder the Executive shall, if so required by the Company and without further remuneration therefor, perform such reasonable services for any Associated Company as the Company may reasonably require from time to time, and shall act as director, officer or employee of such Associated Company and carry out such reasonable duties upon such appointment as if they were duties to be performed by him on behalf of the Company under this Agreement provided in each case that such services or duties are commensurate with the Executive's position and status.

3.5 If the Executive gives or is given notice under Clause 2.2 above the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive, and the Company may at any time or from time to time suspend the Executive from the performance of his duties or exclude him from any premises of the Company, but salary will not cease to be payable by reason only of the suspension or exclusion of the Executive and the Executive will continue to receive all other remuneration and benefits (unless and until the Employment shall be terminated under any provision of this Agreement).

4.   TRAVEL AND RESIDENCE

     The Executive shall, if and for so long as he is so required by the Company and without any further remuneration therefor other than is herein mentioned, perform his duties primarily at the Company's premises at Astbury House, Bradford Road, Winsford, Cheshire, CW7 2PA and elsewhere in North West England or such other locations as shall be mutually agreeable to both the Executive and the Company, and in the course of his employment the Executive may be expected to travel (from time to time) both within and outside the United Kingdom. This may include up to an average of five business days per month in the United States, if so required by the Company.

5.   HOURS

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     The Executive shall work such hours as are necessary in order to fulfill properly his duties and shall be entitled to no further remuneration from work performed outside his normal working hours. By signing this Agreement the Executive agrees that the 48 hour weekly working time limit under the Working Time Regulations 1998 does not apply to him. The Executive understands that he may terminate this opt-out by giving the Company three months' written notice.

6.   NON-COMPETITION

     Save with the written consent of the Board, the Executive shall not during the continuance of this Agreement be engaged or interested either directly or indirectly in any business other than that of the Company or any Associated Company to which his duties shall be extended. Nothing in this clause shall preclude the Executive from being the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognized stock exchange or other securities market and which confer not more than 1 percent of the votes which could be cast at a general meeting of the company concerned unless the Board shall require him not to do so in any particular case on the ground that such company is or may be carrying on a business competing or tending to compete with the business of the Company or any Associated Company nor shall anything in this clause preclude the Executive from investing in the units of any Collective Investment Scheme or similar fund.

7.   DATA PROTECTION

     For the purposes of the Data Protection Act 1998, the Executive consents to the Company's processing of personal data, including Sensitive Data, of which the Executive is the subject [details of which are specified in the Company's Data Protection Policy]. "Sensitive Data" means personal data consisting of information as to racial or ethnic origin; political opinions; religious beliefs or other beliefs of a similar nature; membership of a trade union (within the meaning of the Trade Union and Labour Relations (Consolidation) Act 1992); physical or mental health or condition; sexual life; the commission or alleged commission of any offence or any proceedings for any offence committed or alleged to have been committed, including the disposal of such proceedings or the sentence of any court in such proceedings.

8.   CONFIDENTIAL INFORMATION

8.1 The Executive shall not either during the continuance of this Agreement or thereafter for so long as the same is not commonly known in the trade (except through breach by the Executive of this obligation of confidence) other than for the benefit of the Company or any Associated Company use or reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings or any other confidential information concerning the Company or any Associated Company or any client or customer of the Company or any Associated Company including (but without limiting the generality of the foregoing) any information or knowledge relating to any other business carried on or under investigation by the Company and/or any Associated Company, its manufacturing plans, processes of manufacture, ideas, inventions, know how, techniques, designs, researches, prices, products, markets, marketing, business strategies or suppliers, and acquisition opportunities where such information or knowledge was obtained by him whilst in the employ of the Company or any Associated Company.

8.2 The foregoing obligation of confidence shall not apply to any disclosure to the officials of the Company whose province it is to know the same, or where the Executive is ordered so to do by a court of competent jurisdiction or by the direction of the Company or is required to do so by law.

9.   COMPANY PROPERTY

     All documents, papers, correspondence, notes, memoranda, records (which shall include information recorded or stored in writing and also information recorded and stored upon magnetic tape or disc or otherwise recorded or stored for reproduction whether by mechanical or electronic means and whether or not such reproduction will result in a permanent record thereof being made) and writings made by the Executive relative to the business of the Company or any Associated Company or which have come into his possession in the course of the Employment, shall be and remain the property of the Company or the Associated Company (as the case may be), shall be kept in safe custody by the Executive and shall be handed over by the Executive to the Company or the Associated Company (as the case may be) together with any other property of whatever nature of the Company or any Associated Company on demand and in any event on leaving the service of the Company the Executive shall not keep any copies thereof.

10.  REMUNERATION

10.1. During the Employment the Company shall (in addition to any other remuneration payable from time to time or benefits referred to in this Agreement):

     10.1.1 pay to the Executive a salary at the rate of One Hundred Seventy-Six Thousand, Six Hundred Fifty-Seven pounds (GBP176,657) per annum (or at such other rate as the parties hereto shall from time to time agree) payable by equal calendar monthly installments in arrears on the twenty-fifth day of each month and accruing from day to day;

     10.1.2 permit the Executive to participate in the Compass Minerals annual incentive plan at a target level of forty percent (40%) of the base salary payable from time to time pursuant to sub-clause 10.1.1, and;

     10.1.3 pay or provide such other bonuses or additional remuneration or other benefits (if any) generally applicable to Officers and/or Vice Presidents of the Company as the Board may from time to time determine on a basis consistent with that applicable to such Officers and/or Vice Presidents provided always that the Executive shall be entitled to participate in any such bonus scheme on terms notified to him from time to time by the Company save that the Company may at any time discontinue the operation or payment of any such bonus scheme (but not, for the avoidance of doubt, the bonus and incentive arrangements referred to in sub-clauses 10.1.2 and 10.2) by giving not less than three months prior notice in writing of such discontinuance providing that such notice is given to all employees participating in such scheme and not merely to the Executive.

10.2 The Company shall make a bonus payment of seventy five thousand pounds (L75,000) on each of 1 August 2007 and 1 May 2008. Executive shall not receive any payment pursuant to this sub clause 10.2 if such payment is due under this sub clause after termination pursuant to sub clause 15.1 or after the Executive's employment has terminated as a result of notice of termination given by the Executive (including after notice as a result of a serious breach of this Agreement by the Company). In all other circumstances the payments under this sub-clause shall remain payable to the Executive. Except as provided in sub clause 15.1, under sub clause 2.2, neither party may terminate prior to 1 May 2008 (on notice given 2 November
     2007).

10.3 Subject to the provisions of this clause 10, if the Company pays the Executive a bonus in any one year, this shall not give rise to any contractual entitlement to a bonus in future years.

10.4 Regardless of anything to the contrary contained in the Articles of Association of the Company or any Associated Company, the Executive shall not be entitled to any other remuneration whether as an ordinary, executive or local director of the Company or any Associated Company or otherwise and the Executive shall, as the Company may direct, either effectually waive his right to any such remuneration or shall account for and pay over the same to the Company immediately he receives it. For the avoidance of doubt, the Executive agrees and acknowledges that, at the Company's sole discretion, he may be removed or appointed as a Director of the Company or any Associated Company at any time during the course of this Agreement and such appointment or removal shall not constitute a breach of the terms of this Agreement.

10.5 The rate of the salary specified in sub-clause 10.1.1 of this clause shall be reviewed annually on 1 April commencing in 2007 having regard on each such review to any increase in the United Kingdom all-items retail price index (or any similar index brought in to replace it) over the preceding year.

11.  EXPENSES

     The Company shall (on production of satisfactory receipts if requested) reimburse or cause to be reimbursed to the Executive all reasonable travel, hotel, entertaining and other out-of-pocket expenses properly, wholly and necessarily incurred by him, or which he may from time to time be authorized to incur, in the performance of his duties under this Agreement and such expenses shall be presented to the Company's Chief Financial Officer for his signature and approval before payment is made to the Executive. Any credit card supplied to the Executive by the Company shall be used, solely for expenses properly, wholly and necessarily incurred by him or as may have been authorized in the course of the Employment and such credit card shall be returned immediately on demand to the President of the Parent Company and in any event on the termination for whatever reason of the Employment.

12.  HOLIDAYS

12.1 The Executive shall be entitled to thirty-one working days holiday with pay in each year to be taken at such time or times, as the Board may approve in addition to the normal statutory, bank and other public holidays for the time being recognized by the Company. The holiday year runs from 1st January to 31st December. Holidays not taken in any such year or by the determination of this Agreement will be lost and the Executive will not be entitled to any accrued holiday pay or pay in lieu of holiday except on termination of the employment.

12.2 If the Executive shall serve under this Agreement during part only of a calendar year, he shall be entitled to 2.58 working days holiday in respect of each full calendar month served.

12.3 Upon termination of this Agreement for whatever reason whether lawful or unlawful, the Executive shall be entitled to a payment in lieu on a pro-rata basis for any holidays not taken which have accrued in a calendar year then current. This payment shall be calculated by multiplying the accrued entitlement by 1/260 of the Executive's salary at the time.

12.4 Similarly if at the date of termination of the employment the Executive should have taken more holiday than has accrued the Company may make deductions for the appropriate amount from any accrued salary. This deduction shall be calculated in accordance with the formula set out in Clause 12.3 above.

13.  SICKNESS

13.1 If the Executive shall during the Employment be prevented by illness, accident or injury from performing his duties hereunder, he shall be entitled (subject to production of medical certificates satisfactory to the Company if requested) to receive for a period of 26 weeks in any twelve month period his salary at the rate specified in sub-clause 10.1.1 hereof (less any statutory sick pay).

13.2 The Executive will, if required by the Company, whether in connection with absence through illness, accident or injury or generally in connection with the Employment, at the Company's expense present himself for a medical examination by a doctor selected by the Company, a copy of whose report shall be available on request to the Executive.

14.  INVENTIONS

14.1 In view of his position as Vice President Strategic Development and the duties thereby entailed and the responsibilities arising from the nature of such duties the Executive shall have a special obligation to further the interests of the Company. Accordingly, if at any time during the Employment, the Executive shall make or discover any invention, development, improvement, process or secret whether alone or in conjunction with any other person, firm or company which (whether the subject of letters patent or not) shall relate to or concern any of the products or methods of production of the Company or any Associated Company whether in exile or planned or merely contemplated (referred to as an "Invention") then;

     14.1.1 the Executive shall forthwith in writing communicate full details thereof including (without prejudice to the generality of the foregoing) all necessary plans and models to the Board or as the Board may direct;

     14.1.2 any such Invention made or discovered by the Executive, or his share therein if made or discovered jointly, shall, insofar as it relates to or concerns the business of the Company or any Associated Company, belong to and be the absolute property of the Company;

     14.1.3 all information relating to an Invention shall be regarded as confidential and accordingly the provisions of Clause 8 hereof shall apply thereto (as well after as before any registration or application to register any patent in respect of such Invention);

     14.1.4 at the request of the Company (whether during the continuance of the Employment or thereafter) the Executive shall at the expense of the Company as part of his duties join with and assist the Company or any nominee of the Company in obtaining and/or renewing letters patent, design and/or trade mark registrations or other like protection in such countries as the Board may direct for the Invention and shall execute such deeds and documents and carry out such acts as may be necessary for Vesting in the Company or its nominee (as the case may be) the sole beneficial right in the Invention; and

     14.1.5 the Company shall be under no liability to account to the Executive for any revenue or profit derived or resulting from the Invention.

     The provisions of this clause shall be without prejudice to the Executive's rights (if any) under Section 40 of the Patents Act 1977 or any modification or re-enactment thereof and the Executive hereby irrevocably and by way of security appoints any Director of the Company to be his attorney and in his name and on his behalf to do and execute any such act or instrument as may be necessary for the purpose of implementing the above provisions.

15.  TERMINATION

15.1 The Company may by ten (10) days notice in writing to the Executive determine this Agreement forthwith (and the Executive shall have no claim against the Company for damages or otherwise by reason of such determination) if the Executive shall:

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     15.1.1 commit an act of bankruptcy; or

     15.1.2 commit any serious breach of or continue (after written warning) any material breach of any of his obligations to the Company or any Associated Company under this Agreement; or

     15.1.3 be convicted of an offence under any present or future statute, order or regulation relating to insider dealing; or

     15.1.4 have an order made against him under any of the provisions of Sections 6 to 10 (inclusive) of the Company Directors Disqualification Act 1986 or for any reason whatsoever shall be or become prohibited by law from being a director; or

     15.1.5 refuse without proper reason to comply with any lawful and reasonable orders or directions given to him by the Board; or

     15.1.6 be guilty of conduct which brings the Company or any Associated Company into serious disrepute so long as the Company within three months of having been made aware of the conduct determines this Agreement; or

     15.1.7 be convicted of any criminal offence (other than any offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended).

15.2 On termination of this Agreement for whatever cause or on the Company exercising its rights under sub clause 3.5 of this Agreement, the Executive shall forthwith resign from all offices held by him in the Company and any Associated Company (but such resignation shall be without prejudice to any claims which the Executive may have for breach of this Agreement) and hereby irrevocably appoints and authorizes the Chief Financial Officer of the Company to be his attorney to sign such resignation in his name.

16.  MISREPRESENTATION

     The Executive shall not at any time make any untrue statement about or in relation to the Company or any Associated Company or its or their personnel and in particular, shall not after the determination of the Employment wrongfully represent himself as being employed by or connected with the Company or any Associated Company.

17.  POST-EMPLOYMENT RESTRICTIONS

The Executive undertakes and agrees with the Company that for a period of six months from the termination of the Employment he will not without the prior consent in writing of the Board directly or indirectly:

17.1 carry on or be concerned or employed by or (save as the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognized stock exchange or other securities market and which confer not more than 1 percent of the votes which could be cast at a general meeting of the company concerned and save as an investor in the units of any Collective Investment Scheme or similar fund) interested in any business within the Relevant Area which is competitive with the business carried on at the date of termination of the Employment by the Company or any Associated Company and to which the Executive's duties related (for purposes of this Agreement, "Relevant Area: means the United Kingdom and any other country in which the Company or the Associated Companies operate, and in respect of which: (a) the Executive has performed services for the Company and/or Associated Companies; and/or (b) the Executive has confidential information relating to a business of the Company or any Associated Company operating in that country);

17.2 canvass or solicit (in competition with the Company or any Associated Company to which the Executive duties related) the custom of or deal with any person or firm or company who at any time during the period of twelve months immediately preceding the date of termination of the Employment was to the knowledge of the Executive a customer or prospective customer or in the habit of dealing with the Company or any Associated Company in respect of goods or services of a type supplied by the Company or any Associated Company to which the Executive's duties related and who was known to the Executive by reason of the Employment;

17.3 solicit or entice or endeavor to solicit or entice away from the Company or any Associated Company to which the Executive's duties related any supplier who has supplied goods or services to the Company or any Associated Company during the period of six months immediately preceding the date of termination of the Employment if such solicitation or enticement causes or would cause such supplier to cease supplying, or materially to reduce its supply of, those goods or services to the Company or any Associated Company.

17.4 Further the Executive undertakes and agrees with the Company that for a period of six months from the termination of Employment he will not without the prior consent in writing of the Board directly or indirectly solicit or entice or endeavor to solicit or entice away from the Company or any Associated Company any director, manager, employee or consultant who was employed or engaged by the Company or any Associated Company at the date of termination of the Employment in a managerial, supervisory, technical, sales, financial or administrative post and to whom the Executive's duties related whether or not such person would commit any breach of his contract of employment by reason of leaving the employment of the Company or any Associated Company; and

17.5 The Executive agrees and acknowledges that each of the restrictions contained in the foregoing sub-clauses of this clause shall constitute entirely separate and independent restrictions on him and that the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the goodwill of the business, trade secrets and confidential information of the Company or any Associated Company and that such restrictions would not operate harshly or unreasonably on him; and

17.6 if any such restriction is held to be invalid but, if reduced whether in its field or activity, in its duration or in its geographical area, would be valid in such reduced form, then such reduced restriction and all other remaining restrictions shall continue to apply to the extent that they shall not be held to be invalid.

18.  PENSION AND MEDICAL INSURANCE SCHEMES

18.1 The Executive now and throughout the term of this Agreement shall be entitled at his option:

     18.1.1 either to remain an active member of the Defined Benefit Pension Scheme and to be entitled to benefits in accordance with the rules thereof, or to join and to be an active member of the Defined Contribution Plan and to be entitled to benefits in accordance with the rules thereof; and

     18.1.2 to direct the Company to pay contributions to the Personal Pension Scheme or another pension scheme or arrangement in accordance with Clause 18.4.

     The Executive's contributions to the Defined Contribution Plan and the Personal Pension Scheme shall be deducted from his salary by the Company and remitted duly and punctually by the Company to the applicable pension scheme.

     Whilst the Executive is an active member of the Defined Benefit Pension Scheme, the Company shall be entitled to reduce the payment due under Clause 10.1.1 each month by way of deduction from salary in the amount of the Company's contribution on Executive's behalf to the Defined Benefit Pension Scheme. The amount of salary payable under Section 10.1.1 that will be used as the basis for calculations under the Defined Benefit Pension Scheme will be GBP 123,000 (with a current contribution amount of GBP3,258) subject to annual increases pursuant to the rules provided in the Defined Benefit Pension Scheme. The Company will not make any changes in the contribution amount without giving Executive two (2) weeks notice.

     There is a contracting out certificate in force in respect of the Executive's membership in the Defined Benefit Pension Scheme.

18.2 The Executive shall be entitled to membership of the Company's Medical Insurance Scheme from time to time in force applicable to full-time employees or officers of the Company in accordance with the rules applicable thereto and the Company shall bear the subscriptions therefore. Membership will include cover for the Executive, his spouse and his children under the age of 18.

18.3 Upon the Executive ceasing to be an active member of the Defined Benefit Pension Scheme (whether he continues in the service of the Company or not) before he is entitled under the rules of the Defined Benefit Pension Scheme to receive benefits including a pension subject to no actuarial reduction for early payment, consistent with the requirements of H.M. Revenue and Customs requirements, the Executive shall be entitled to receive benefits from the Defined Benefit Pension Scheme including a pension subject to full actuarial reduction for early payment and the Company shall do anything which is necessary under the rules of the Defined Benefit Pension Scheme (including exercising any relevant discretionary power in favour of the Executive) to allow the payment of such benefits.

18.4 The Company shall, if the Executive so elects, pay in lieu of all or any of the payments due under Clauses 2.4, 10.1 and 10.2 of this Agreement an employer contribution of an equivalent gross sum (determined exclusive of deductions for taxation and employer and employee national insurance contributions) to the Personal Pension Scheme or any other pension scheme or arrangement designated for this purpose by the Executive which is able in accordance with its rules to receive such contributions in such proportions as the Executive shall direct from time to time.

19.  ENTIRE AGREEMENT

     This Agreement shall be in substitution for any previous service agreement between the Company or any Associated Company and the Executive and for any terms of employment previously in force between the Company or any Associated Company and the Executive and the Executive acknowledges and warrants that there are no agreements or arrangements whether written, oral or implied between the Company or any Associated Company and the Executive relating to the employment of the Executive other that those expressly set out in this Agreement and that he is not entering into this Agreement in reliance of any representation not expressly set out in this Agreement.

20.  NO COMMISSIONS

     The Executive shall under no circumstances whatsoever either directly or indirectly receive or accept for his own benefit any commission, rebate, discount, gratuity or profit from any person, company or firm having business transactions with the Company or any Associated Company.

21.  EMPLOYMENT RIGHTS ACT 1996

     The written particulars of terms of employment referred to in Section 1 of the Employment Rights Act 1996 are contained herein and accordingly no separate written statement will be given by the Company to the Executive.

22.  NOTICES

Any notice or other document to be given under this Agreement to the Company shall be delivered or sent by first class recorded delivery post or facsimile or telex to the Company at its registered office from time to time (for the attention of the secretary of the Company) and any notice or other document to be given under this Agreement to the Executive shall be delivered to him or sent by first class recorded delivery post or facsimile or telex to his usual or last known place of residence. Any such notice or other document shall be deemed to have been served:

     22.1 if delivered, at the time of delivery; or

     22.2 if posted, at the expiration of 48 hours after the envelope containing the same was put into the post; or

     22.3 if sent by facsimile or telex, at the expiration of 12 hours after the same was dispatched or (in the case of telex and if earlier) when the sender shall have received the recipient's answerback code after sending.

     In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice was properly addressed and posted pre-paid first class recorded delivery letter or that the facsimile or telex was properly addressed and dispatched as the case may be.

23.  DISCIPLINARY AND GRIEVANCE PROCEDURE

     There are no formal or contractual disciplinary or grievance procedures that apply to the Executive. If the Executive is dissatisfied with any disciplinary decision relating to him or seeks redress of any grievance relating to the Employment (other than the construction of this Agreement), he should first refer the matter to the President of parent Company and then to the Chairman of the Parent Company.

24.  PERIOD OF CONTINUOUS EMPLOYMENT

     The Executive has a continuous period of employment dating back to 1 September 1972.

25.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the jurisdiction of the English Courts as regards any claim or matter arising under this Agreement.

26.  ASSIGNMENT.

     The Company may, with the consent of the Executive (such consent not to be unreasonably withheld), assign this Agreement to any Associated Company which is registered in England and Wales and for avoidance of any doubt such transfer will not trigger Executive's rights under Clause 2.4 of this Agreement.

                        [Signatures follow on next page]

IN WITNESS whereof this document is executed and delivered on the day and year first above written.

SALT UNION LIMITED


/s/ Ian Gordon
-------------------------------------
Ian Gordon, Director


/s/ David J. Goadby
-------------------------------------
David J. Goadby